CHANGE IN CONTROL AGREEMENT

     This Change in Control Agreement (this "Agreement") is made effective as of June 23, 2008 (the "Effective Date"), by and between Beacon Federal, a federally chartered savings association with its principal office in East Syracuse, New York (the "Bank") and Frederick Lawrence ("Executive").

     WHEREAS, Executive currently serves in the position of Vice President, Information Technology of the Bank, a position of substantial responsibility; and

     WHEREAS, the Bank wishes to provide economic assurances to Executive in certain circumstances, as specified herein;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

1.   TERM OF AGREEMENT

     This Agreement shall commence as of the Effective Date and shall continue thereafter for a period of one (1) year. Commencing on the first anniversary date of this Agreement (the "Anniversary Date"), and continuing on each Anniversary Date thereafter, the term of this Agreement shall renew for an additional year such that the remaining term of this Agreement is always one (1) year, unless written notice of non-renewal (a "Non-Renewal Notice") is provided to Executive at least thirty (30) days and not more than sixty (60) days prior to any such Anniversary Date, in which case the term of this Agreement shall become fixed and shall end one (1) year following such Anniversary Date.

2.   TERMINATION OF EMPLOYMENT

     This Agreement provides for certain payments and benefits to Executive only in the event of a Change in Control (as defined below) followed by the termination of Executive's employment with the Bank, as set described in this
Section 2.

     (a) Upon the occurrence of a Change in Control during the term of this Agreement followed by Executive's (i) involuntary termination of employment, other than for Cause (as defined below) within one year after the Change in Control or (ii) voluntary termination of employment for Good Reason (as defined below), the provisions of Section 3 shall apply. Upon the occurrence of a Change in Control during the term of this Agreement, Executive shall have the right to elect to terminate employment with the Bank by resignation within one year after any of the following events, each of which shall constitute "Good Reason": (A) a demotion, loss of title, office or significant authority (in each case, other than as a result of the fact that the Bank is merged into another entity in connection with the Change in Control and will not operate as a stand-alone, independent entity); (B) a reduction in his annual compensation or benefits; or
(C) relocation of his principal place of employment by more than 50 miles from its location immediately prior to the Change in Control; provided, however, that the Executive must provide at least 30 days prior written notice to the Bank given within a reasonable period of time (not to exceed, except in case of a continuing breach, 90 days) after the event giving rise to the right to elect;

provided, however, that the Bank shall have at least 30 days to remedy the situation.

     (b) The term "Change in Control" shall mean any of the following events, but shall not include a conversion of the Bank from mutual to stock form:

          (i) a change in control of the Bank or any holding company of the Bank of a nature that would be required to be reported in response to Item 5.01(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or

          (ii) a change in control of the Bank or any holding company of the Bank within the meaning of the Home Owners' Loan Act, as amended, and applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or

          (iii) any of the following events, upon which a Change in Control shall be deemed to have occurred:

               (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Bank's holding company representing 25% or more of the combined voting power of such outstanding securities, except for any securities purchased by an employee stock ownership plan or trust established by the Bank; or

               (B) individuals who constitute the Board on the Effective Date (the "Incumbent Board") cease for any reason to constitute a majority thereof, provided that any person becoming a director subsequent to the Effective Date whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by stockholders of the Bank or the Bank's holding company was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this subsection (B), considered as though they were members of the Incumbent Board; or

               (C) a sale of all or substantially all the assets of the Bank or the Bank's holding company, or a plan of reorganization, merger, consolidation, or similar transaction occurs in which the security holders of the Bank or the Bank's holding company immediately prior to the consummation of the transaction do not own at least 50.1% of the securities of the surviving entity to be outstanding upon consummation of the transaction; or

               (D) a proxy statement is issued soliciting proxies from stockholders of the Bank or the Bank's holding company by someone other than the current management of the Bank or the Bank's holding company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Bank or the Bank's holding company, or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan are to be exchanged for or converted into cash or property or securities not issued by the Bank or the Bank's holding company; or

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

               (E) a tender offer is made for 25% or more of the voting securities of the Bank or the Bank's holding company and stockholders owning beneficially or of record 25% or more of the outstanding securities of the Bank or the Bank's holding company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

     (c) Even if a Change in Control shall occur during the term of this Agreement, Executive shall not have the right to receive termination benefits pursuant to Section 3 upon termination of employment for Cause. Termination for "Cause" shall mean termination because of Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, material breach of the Bank's Code of Ethics, material violation of the Sarbanes-Oxley requirements for officers of public companies, if applicable, that in the reasonable opinion of the Chief Executive Officer will likely cause substantial financial harm or substantial injury to the reputation of the Bank of any holding company of the Bank, willfully engaging in actions that in the reasonable opinion of the Chief Executive Officer will likely cause substantial financial harm or substantial injury to the business reputation of the Bank, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement.

3.   PAYMENTS TO EXECUTIVE UPON CHANGE IN CONTROL

     (a) If Executive's employment is terminated in accordance with Section 2(a), the Company (i) shall be obligated to pay Executive, or in the event of Executive's subsequent death, his or her beneficiary or beneficiaries, or his or her estate, as the case may be, as severance pay, an amount equal to the sum of
(A) Executive's highest annual rate of base salary paid to Executive at any time under this Agreement, plus (B) the highest bonus paid to Executive with respect to the completed fiscal year prior to the Change in Control; and (ii) shall provide at the Bank's expense for twelve (12) months after the date of such termination of employment, life insurance coverage and non-taxable medical and dental coverage substantially comparable to the coverage maintained by the Bank for Executive prior to the termination of employment, except to the extent such coverage may be changed in its application to all Bank employees. The period for group health care continuation coverage under COBRA shall not begin until the expiration of such twelve (12) month period.

     (b) Upon the occurrence of a Change in Control, Executive shall have such rights as specified in any other employee benefit plan with respect to options and such other rights as may have been granted to the Executive under such plans.

     (c) All cash  severance  payments shall be made in a lump sum within thirty
(30) days after Executive's termination of employment. Such payments shall not be reduced in the event Executive obtains other employment following termination of employment with the Bank.

     (d) Notwithstanding the preceding paragraphs of this Section 3, in the event that the aggregate payments or benefits to be made or afforded to Executive in the event of a Change in Control would be deemed to include an "excess parachute payment" under Section 280G of the Internal Revenue Code or any successor thereto, then at the election of Executive, (i) such payments or

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

benefits shall be payable or provided to Executive over the minimum period necessary to reduce the present value of such payments or benefits to an amount that is one dollar ($1.00) less than three times Executive's "base amount" under such Section 280G, or (ii) the payments or benefits to be provided under this
Section 3 shall be reduced to the extent necessary to avoid treatment as an excess parachute payment, with the allocation of the reduction among such payments and benefits to be determined by Executive.

4.   NOTICE OF TERMINATION

     Any purported termination of Executive's employment by the Bank or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice that shall indicate the Date of Termination and, in the event of termination by Executive, the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of termination for Cause, shall be immediate). In no event shall the Date of Termination exceed 30 days from the date Notice of Termination is given.

5.   SOURCE OF PAYMENTS

     All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank. Any holding company established by the Bank may accede to this Agreement but only for the purposed of guaranteeing payment and provision of all amounts and benefits due hereunder to Executive.

6.   EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS

     This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Bank or any predecessor of the Bank and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

7.   NO ATTACHMENT

          (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

          (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Bank and their respective successors and assigns.

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

8.   MODIFICATION AND WAIVER

          (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

          (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

9.   REQUIRED PROVISIONS


     (a) The Bank may terminate Executive's employment at any time, but any termination by the Board other than termination for Cause shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall have no right to receive compensation or other benefits for any period after termination for Cause.

     (b) If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) [12 USC  ss.1818(e)(3)] or 8(g)(1) [12 USC ss.1818(g)(1)] of the
Federal Deposit Insurance Act, the Bank's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

     (c) If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) [12 USC  ss.1818(e)(4)] or 8(g)(1) [12 USC ss.1818(g)(1)] of the
Federal Deposit Insurance Act, all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     (d) If the Bank is in default as defined in Section 3(x)(1) [12 USC ss.1813(x)(1)] of the Federal Deposit Insurance Act, all obligations of the Bank under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

     (e) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank, (i) by the Director of the OTS or his or her designee, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) [12 USC ss.1823(c)] of the Federal Deposit Insurance Act; or (ii) by the Director or his or her designee at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition.

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


Any rights of the parties that have already vested, however, shall not be affected by such action.

     (f) Notwithstanding anything herein contained to the contrary, any payments to Executive by the Bank or any holding company of the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C.
Section 1828(k),  and the regulations  promulgated  thereunder in 12 C.F.R. Part
359.

10.  SEVERABILITY

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

11.  HEADINGS FOR REFERENCE ONLY

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

12.  GOVERNING LAW

     The  validity,   interpretation,   performance,  and  enforcement  of  this
Agreement shall be governed by the laws of the State of New York.

13.  ARBITRATION

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a single arbitrator sitting in a location selected by Executive within twenty-five miles of East Syracuse, New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

14.  SUCCESSOR TO THE BANK

     Any successor to or assignee of the Bank, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank, expressly and unconditionally assumes and agrees to perform the Bank's obligations under this Agreement, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place.

15.  OBLIGATIONS OF BANK

     The termination of Executive's employment, other than following a Change in Control, shall not result in any obligation of the Bank under this Agreement.

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







16.  SIGNATURES

     IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed by its duly authorized officers, and Executive has signed this Agreement, effective as of the date first above written.

                                     BEACON FEDERAL




 6/24/08                             By: /s/ Ross J. Prossner
-------------------------------          ------------------------------------
                                         President and Chief Executive Officer
Date


                                     EXECUTIVE:




 6/23/2008                          By:  /s/ Frederick Lawrence
-------------------------------          ------------------------------------
Date                                     Frederick Lawrence